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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the July 20, 2001 Stock Option Agreements of Patterson-UTI Energy,Inc. and subsidiaries of our report dated February 16, 2001, included its Annual Report (Form 10-K) for the year ended December 31, 2001, with respect to the consolidated financial statements and schedule of UTI Energy Corp. as of December 31, 2000 and for the two years in the period ended December 31, 2000 (not presented separately therein), filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP

Houston, Texas
November 22, 2002